UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 16, 2020

Drive Shack Inc.
(Exact name of registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

001-31458	81-0559116
(Commission File Number)	(IRS Employer Identification No.)

218 W 18th St, 3rd Fl. New York, New York	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (646) 585-5591

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	DS	New York Stock Exchange (NYSE)
9.75% Series B Cumulative Redeemable Preferred Stock, $0.01 par value per share	DS-PB	New York Stock Exchange (NYSE)
8.05% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share	DS-PC	New York Stock Exchange (NYSE)
8.375% Series D Cumulative Redeemable Preferred Stock, $0.01 par value per share	DS-PD	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR Sec.230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 Sec.240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On October 16, 2020, Drive Shack Inc. (the “Company”) consummated the sale of the Rancho San Joaquin golf course, located in Irvine, California.  Gross proceeds from the sale equaled $34.5 million, prior to taking into account transaction fees and certain adjustments to the contract sale price based on current assets and liabilities of the golf course at the time of sale.  The buyer of Rancho San Joaquin was a privately-held entity headquartered in California, and did not have any material relationship with the Company or any of its subsidiaries or affiliates or any director or officer of the registrant, or any associate of any director or officer of the Company.

A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01.	Other Events.

The Company currently intends to hold its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) on December 14, 2020. Additional information regarding the Annual Meeting, including the time and location, will be provided in the Company’s proxy materials. The mailing of such proxy materials, including the definitive proxy statement and notice of meeting, to stockholders are expected to commence on or about November 4, 2020.

Under the rules of the U.S. Securities and Exchange Commission, the Company has set October 29, 2020 as the deadline for submitting a shareholder proposal for inclusion in the Company’s proxy materials for the Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended.  Accordingly, in order for a stockholder proposal to be considered for inclusion in the Company’s proxy materials for the Annual Meeting, the proposal must be received by the Secretary of the Company at the Company’s principal executive offices at 218 W. 18th Street, 3rd Floor, New York, New York 10011, no later than the close of business on such date, and comply with the procedures and requirements set forth in Rule 14a-8.

In accordance with the advance notice requirements contained in the Company’s Amended and Restated Bylaws (the “Bylaws”), for director nominations or other business to be brought before the Annual Meeting by a stockholder, other than Rule 14a-8 proposals described above, written notice must be delivered to the Secretary of the Company at the same address noted above, no later than the close of business on October 29, 2020.  These stockholder notices also must comply with the requirements of the Bylaws and will not be effective otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated October 19, 2020.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRIVE SHACK INC.
(Registrant)

/s/ Nicholas M. Foley

Secretary

Date: October 19, 2020